SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2002

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14037	13-3998945

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

99 Church Street
New York, New York 10007
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

2001 Combined Financial Statements of KMV
2000 Combined Financial Statements of KMV
Unaudited Pro Forma Financial Information
SIGNATURES
EX-23.1 / CONSENT OF PRICEWATERHOUSECOOPERS LLP
EX-23.2 / CONSENT OF BDO SEIDMAN LLP

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Moody's Corporation hereby amends Item 7 to its Current Report on Form 8-K filed on April 15, 2002, in order to include the combined financial statements and pro forma financial information with respect to its acquisition of KMV LLC and KMV Corporation required by Item 7(a) and 7(b) of Form 8-K.

(a)  Financial statements of business acquired.
      The following combined financial statements of KMV Corporation and KMV LLC (“KMV”) are filed with this report.

Page(s)
2001 Combined Financial Statements of KMV

Report of Independent Accountants	3

Combined Financial Statements

Combined Balance Sheet as of December 31, 2001	4

For the year ended December 31, 2001:

Combined Statement of Operations	5

Combined Statement of Stockholders’ and Members’ Deficit	6

Combined Statement of Cash Flows	7

Notes to Combined Financial Statements	8–12

2000 Combined Financial Statements of KMV

Independent Auditors’ Report	13

Combined Financial Statements

Combined Balance Sheet as of December 31, 2000	14

For the year ended December 31, 2000:

Combined Statement of Operations	15

Combined Statement of Stockholders’ and Members’ Deficit	16

Combined Statement of Cash Flows	17

Notes to Combined Financial Statements	18-24

(b) Unaudited Pro Forma Financial Information	25
      The following unaudited pro forma financial information is filed with this report.

Unaudited Pro Forma Financial Information

Unaudited Pro Forma Consolidated Income Statement for the Three Months Ended March 31, 2002	26

Unaudited Pro Forma Consolidated Income Statement for the Year Ended December 31, 2001	27

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2002	28

Notes to the Unaudited Pro Forma Consolidated Financial Information	29

(c)  Exhibits
       The exhibits listed below and in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Stock Purchase Agreement, dated as of February 10, 2002, by and among Moody’s Corporation, XYZ Acquisition LLC, KMV LLC, KMV Corporation and the principal members of KMV LLC and the shareholders of KMV Corporation identified therein (incorporated by reference to Exhibit 2.1 to Moody’s Corporation’s Form 8-K filed on February 22, 2002 (No. 1-14037).**
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.*
23.2	Consent of BDO Seidman LLP, independent auditors.*

- - - - - - - - -
*	Filed herewith.
**	Previously filed.

Report of Independent Accountants

To the Stockholders and Members
of KMV Corporation and KMV LLC:

In our opinion, the accompanying combined balance sheet and the related combined statement of operations, combined statement of stockholders’ and members’ deficit and combined statement of cash flows present fairly, in all material respects, the financial position of KMV Corporation and KMV LLC and its subsidiaries (the “Company”) at December 31, 2001 and the results of its operations and its cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
April 3, 2002

KMV

Combined Balance Sheet

December 31, 2001

Assets

Current:

Cash	$8,548,694

Accounts receivable	7,724,724

Unbilled receivables	923,346

Prepaid expenses and other assets	870,548

Total current assets	18,067,312

Property and equipment, net	4,890,673

Software development costs, net of accumulated amortization of $380,109	791,326

Deposits	436,680

$24,185,991

Liabilities and Stockholders’ and Members’ Deficit

Current:

Accounts payable and accrued liabilities	$4,124,610

Accrued compensation	5,950,344

Deferred revenue	16,147,654

Total current liabilities	26,222,608

Commitments and contingencies (Note 5)

Stockholders’ and members’ deficit	(2,036,617)

$24,185,991

The accompanying notes are an integral part of these financial statements.

KMV

Combined Statement of Operations

Year ended December 31, 2001

Revenue:

Credit risk analysis subscriptions	$40,149,649

Project and other services	4,028,511

Total revenue	44,178,160

Operating expenses:

Personnel and related costs	30,390,379

Selling, general and administrative expenses	10,790,548

Product-related costs	1,995,031

Amortization of software development costs	234,287

Total operating expenses	43,410,245

Net income from operations	767,915

Other income:

Interest income, net	116,585

Other income, net	35,072

Net income	$919,572

The accompanying notes are an integral part of these financial statements.

KMV

Combined Statement of Stockholders’ and

Members’ Deficit

December 31, 2001

			Accumulated
	Combined	Deferred	Comprehensive
	Deficit	Compensation	Loss	Total

Balance, January 1, 2001	$(885,467)	$(954,557)	$(65,590)	$(1,905,614)

Contributions	14,552	—	—	14,552

Stockholders’ and members’ distributions	(1,697,961)	—	—	(1,697,961)

Amortization of deferred compensation	—	763,345	—	763,345

Comprehensive income:

Net income	919,572	—	—	919,572

Translation loss, net of tax	—	—	(130,511)	(130,511)

Total comprehensive income	919,572	—	(130,511)	789,061

Balance, December 31, 2001	$(1,649,304)	$(191,212)	$(196,101)	$(2,036,617)

The accompanying notes are an integral part of these financial statements.

KMV

Combined Statement of Cash Flows

Year ended December 31, 2001

Cash flows from operating activities:

Net income	$919,572

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation and amortization	1,669,665

Amortization of deferred compensation	763,345

Equipment write-off	51,492

Changes in assets and liabilities:

Accounts receivable	(2,020,836)

Unbilled receivables	(510,846)

Prepaid expenses and other assets	(418,763)

Deposits	4,328

Accounts payable and accrued liabilities	2,270,087

Accrued compensation	2,518,436

Deferred revenue	3,535,767

Net cash provided by operating activities	8,782,247

Cash flows from investing activities:

Purchase of property and equipment	(2,678,671)

Net cash used in investing activities	(2,678,671)

Cash flows from financing activities:

Principal payments on note payable to related party	(238,638)

Net contributions to KMV LLC	14,552

Distributions to members and stockholders	(1,697,961)

Net cash used in financing activities	(1,922,047)

Net increase in cash	4,181,529

Effects of exchange rate changes on cash	(130,511)

Cash, beginning of year	4,497,676

Cash, end of year	$8,548,694

The accompanying notes are an integral part of these financial statements.

KMV

Notes to Financial Statements

1.	Organization

The combined financial statements include the operations of KMV LLC, a Delaware Limited Liability Company, KMV Europe Limited, KMV Asia KK and KMV Corporation, a California S-Corporation. As of December 31, 2001, KMV Corporation owned 54.9% of the voting interest in KMV LLC. Additionally, the eight stockholders of KMV Corporation collectively owned a 27% interest in KMV LLC. KMV Corporation had 10,000,000 shares authorized and 6,199,135 shares of common stock issued and outstanding throughout the year ended December 31, 2001. These shares have no par value.

KMV Europe Limited, located in London, England, and KMV Asia KK, located in Tokyo, Japan are wholly owned subsidiaries of KMV LLC which provide sales, marketing and technical support to clients in their respective regions.

The above entities on a combined basis are referred to herein as KMV or the Company.

KMV, headquartered in San Francisco, is a leading provider of market based, quantitative credit risk products for credit risk investors and serves over 150 clients in 50 countries. The Company’s principal products are:

•	Credit Monitor® — A risk measurement product that provides Expected Default FrequencyTM or EDFTM credit measures that are updated monthly for public firms. EDFTM credit measures are the probability that a firm will default within a given time horizon.

•	Private Firm Model® – This product provides EDFTM credit measures for private companies.

•	CreditEdgeTM – This product is a web-based portfolio management tool that provides daily EDFTM credit measures.

•	Portfolio ManagerTM – This product is a decision-support tool used for managing the risk and return of a debt portfolio.

•	Portfolio Pilots – A one-time application of the Portfolio ManagerTM software and analysis. It is performed to evaluate the economic benefits of adopting a portfolio management approach to credit and to assess the organizational, management, and infrastructure changes that will need to be made. KMV assists in all phases of a Portfolio Pilot, including data collection, results presentation, and issues evaluation.

2.	Summary of Significant Accounting Policies

Basis of Preparation

The accompanying financial statements reflect the combined financial position of KMV Corporation, KMV LLC and its wholly-owned subsidiaries at December 31, 2001 and the combined statement of operations, cash flows and changes in stockholders’ and members’ deficit for the year ended December 31, 2001. The financial statements have been prepared on the accrual basis of accounting.

Assets and liabilities of subsidiaries denominated in currencies other than the US dollars are translated at December 31, 2001 rates of exchange and the related revenues and expenses are translated at average rates of exchange for the year. The resulting translation

KMV

Notes to Financial Statements

adjustments are accumulated in a separate component of stockholders’ and members’ equity. Other currency gains and losses are included in earnings. For the purpose of these financial statements, all material intercompany accounts and transactions have been eliminated.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition Revenues primarily include the sale of subscriptions for credit risk analysis products and fees from tailored solutions projects and training sessions.

Customers may access the Company’s proprietary credit risk analysis products through software that is either installed on the users’ system or accessed via the Internet. To allow its customers to properly assess risk, KMV provides them with regular updates of market-based variables used in the risk assessment process throughout the life of the subscription. Revenues are recognized ratably over the term of the subscription. Subscription revenue received or receivable in advance of the delivery of the product is included in deferred revenue.

Tailored solutions projects usually last for several months and are recognized by based on the percentage of actual costs incurred to date compared with the estimated total costs to be incurred on each contract.

Training session revenue is recognized upon completion of the training session.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over their estimated useful lives as follows:

Furniture, fixtures and equipment	7 years

Computer hardware	3-5 years

Internal use software	3 years

Leasehold improvements	over the shorter of the estimated life of the asset or the lease term

Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Capitalized Software Costs

Research costs are expensed as incurred. In accordance with the provisions of the Statement of Financial Accounting Standards

KMV

Notes to Financial Statements

No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed”, in connection with the development of software that is intended to be marketed to customers, certain costs are capitalized once technological feasibility of the product is established and a market for that product is identified. Technological feasibility is established upon the completion of a working model, which is typically demonstrated by an initial beta shipment. The capitalized amounts are amortized over three to five years. The Company has capitalized such costs primarily related to its CreditEdgeTM product.

Income Taxes

No federal income tax provision has been recorded in the Company’s combined financial statements as the stockholders and members report their share of the Company’s income or loss on their individual tax returns.

The Company provides for state income taxes on the income of KMV Corporation. Such amounts for the year ended December 31, 2001 were not significant.

Ownership and Appreciation Units

KMV LLC has an ownership units plan and an appreciation units plan which are described in Note 4.

Ownership units are referred to as “base units” under the ownership plan and were issued in exchange for the founders’ contribution of assets and other resources into KMV LLC upon its formation. There are no restrictions on the ownership units and no compensation expense is recognized under this plan.

The Company accounts for appreciation units in accordance with provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”. Under APB Opinion No. 25, compensation expense is, in general, recognized based on the excess, if any, of the fair market value of the Company’s appreciation units on the date of grant over the strike price of the units. The Company amortizes the compensation expense over the “restriction” period, which is generally 2 1/2 years.

3.	Property and Equipment

Property and equipment costs of:

December 31,
2001

Computer equipment and software	$3,817,173

Furniture and equipment	1,527,149

Leasehold improvements	1,526,128

6,870,450

Less accumulated depreciation	(1,979,777)

$4,890,673

Depreciation expense for the year ended December 31, 2001 amounted to $1,435,378.

KMV

Notes to Financial Statements

4.	Ownership and Appreciation Units

Upon the formation of KMV LLC, its founders were granted ownership units referred to as “base units” in exchange for their contribution of assets and other resources.

At the discretion of its Board of Directors, KMV grants units in KMV LLC to certain employees. These units are referred to as “appreciation units” and provide the holder with a) ownership in KMV LLC and b) the right to receive a distribution upon the occurrence of a “Capital Event”. A Capital Event, as defined, includes, among other things, the sale of the Company and an initial public offering.

Ownership in KMV LLC provides a holder with voting rights and a proportionate share of net income and distributions in the normal course of business based upon the percentage of the total units that one holds.

Upon the occurrence of a Capital Event, holders of appreciation units are entitled to participate in the resulting gains to the extent that the cash distribution per base unit exceeds the price ascribed to one’s units (referred to as the “strike”).

Appreciation units are generally “restricted” for 2 1/2 years. If the employee leaves during the “restriction period”, the Company has the option to buy back the appreciation units at cost. However, if the employee leaves after the “restriction period”, the Company has the option to buy back the appreciation units based on the appreciated value of the Company.

Appreciation units granted in 2001 were issued with a strike price equal to fair market value and resulted in no compensation expense. For the year ended December 31, 2001 the Company recorded $763,345 in compensation expense attributable to prior year appreciation units grants. At December 31, 2001 the deferred compensation balance was $191,212.

Activity with respect to the units of KMV is summarized below:

Units

Balance, January 1, 2001	9,972,162

Total grants	1,455,247

Total buybacks	(142,902)

Balance, December 31, 2001	11,284,507

Total ownership units as of December 31, 2001 are comprised of the following:

		Appreciation

Strike	Base Units	Units	Total
-	6,880,288	—	6,880,288

$5.10	—	530,423	530,423

$7.25	—	659,950	659,950

$9.45	—	1,760,195	1,760,195

$12.80	—	1,453,651	1,453,651

	6,880,288	4,404,219	11,284,507

KMV

Notes to Financial Statements

5.	Commitments and Contingencies

a.	Commitments

Operating Leases
The Company leases office space under noncancelable operating leases expiring at various dates through September 2005. Rent expense for the year ended December 31, 2001 was approximately $1,600,000. At December 31, 2001 future minimum annual payments, under the Company’s operating leases are as follows:

Year ending December 31,

2002	$1,409,152

2003	1,452,743

2004	1,497,859

2005	1,084,322

Total	$5,444,076

Employee Benefit Plan
The Company sponsors a Simplified Employee Pension – Individual Retirement Account Plan (the Plan) in which all qualifying employees are eligible to participate. The Plan allows for discretionary employer contributions up to statutory limits, which were the smaller of 15% of compensation or $25,500 for the year ended December 31, 2001. Employee contributions are not allowable under the Plan. Contribution expense under the Plan was approximately $1,733,000 and was unpaid at December 31, 2001.

b.	Contingencies

On February 11, 2002 after the expiration of an exclusive negotiating period with a potential buyer of the Company, the Company entered into a definitive agreement to be acquired by Moody’s. As a result, the Company has received letters from a counterparty that had been negotiating a possible transaction with the Company, in which the counterparty has demanded reimbursement for its costs of approximately $1,000,000 in connection with such negotiations.. The Company believes it has no obligation to reimburse any of such costs but plans to explore settlement, but if a favorable settlement cannot be reached then the Company will contest any litigation. The Company believes that any likely resolution of this claim will have no material adverse effect on the operation of the Company’s business. Other than the preceding, the Company is not involved in other legal proceedings, claims and litigation arising in the ordinary course of business.

6.	Subsequent Event

A distribution to stockholders and members was made on January 11, 2002 in an aggregate amount of $400,000. It was distributed on a pro-rata basis to holders of all outstanding base and appreciation units and approximated $0.03544 per unit.

On February 11, 2002, Moody’s Corporation announced that it reached a definitive agreement to acquire the Company in an all cash transaction for $210,000,000.

On February 15, 2002, incentive awards were granted to employees to be paid out at the time of closing of the Company’s acquisition by Moody’s Corporation. Management estimates the cost of these awards to be $2,600,000.

Independent Auditors’ Report

Stockholders and Members
KMV Corporation and KMV LLC
San Francisco, California

We have audited the accompanying combined balance sheet of KMV Corporation and KMV LLC as of December 31, 2000 and the related combined statements of operations, stockholders’ and members’ deficit and comprehensive income, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KMV Corporation and KMV LLC at December 31, 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the combined financial statements, the accompanying combined balance sheet as of December 31, 2000 and the related combined statements of operations, stockholders’ and members’ deficit and comprehensive income, and cash flows have been revised.

/s/ BDO SIEDMAN LLP

BDO Siedman LLP
July 13, 2001, (except for Note 7 which is as of March 18, 2002)

KMV

Combined Balance Sheet

December 31,	2000

Assets

Current

Cash	$4,497,676

Accounts receivable	6,116,388

Prepaid expenses	451,785

Total Current Assets	11,065,849

Property and Equipment, net (Note 1)	3,682,492

Software Development Costs, net of accumulated amortization of $145,822	1,025,613
Deposits	441,008

$16,214,962

Liabilities and Stockholders’ and Members’ Deficit

Current

Accounts payable and accrued liabilities	$1,838,143

Accrued compensation	3,431,908

Deferred revenue	12,611,887

Note payable to related party (Note 2)	238,638

Total Current Liabilities	18,120,576

Commitments (Note 5)

Stockholders’ and Members’ Deficit (Note 4)	(1,905,614)

$16,214,962

See accompanying summary of accounting policies and notes to financial statements.

KMV

Combined Statement of Operations

Year ended December 31,	2000

Revenue

Credit Monitor®, PrivateFirm Model® and CreditEdge™	$21,464,066

Portfolio Manager™	7,623,399

Portfolio Pilots	1,758,750

Project-based fees and other services	1,071,000

Total Revenue	31,917,215

Operating Expenses

Personnel and related costs	22,522,963

Office expenses, depreciation and rent	3,060,789

Travel, meals and entertainment	2,196,909

Product-related costs	1,546,411

Professional services	938,127

Miscellaneous	591,738

Communication costs	351,858

Amortization of software development costs	94,306

Total Operating Expenses	31,303,101

Net Income From Operations	614,114

Other Income (Expense)

Interest income	134,523

Interest expense	(25,981)

Loss on disposal of equipment	(86,316)

22,226

Net Income	$636,340

See accompanying summary of accounting policies and notes to financial statements.

KMV

Combined Statement of Stockholders’ and
Members’ Deficit and Comprehensive Income

		Members'		Accumulated Other
	Deferred	Equity		Comprehensive
	Compensation	(Deficit)		Loss	Total

Balance, January 1, 2000	$(2,127,967)	$(840,925)		$–	$(2,968,892)

Contributions	–	7,342		–	7,342

Stockholders’ and members’ distributions	–	(2,173,958)		–	(2,173,958)

Appreciation units granted to employees	(1,485,734)	1,485,734		–	–

Amortization of deferred compensation	2,659,144	–		–	2,659,144

Comprehensive income:

Net income	–	636,340		–	636,340

Translation loss, net of tax	–	–		(65,590)	(65,590)

Total comprehensive income	–	636,340		(65,590)	570,750

Balance, December 31, 2000	$(954,557)	$(885,467)	(1)	$(65,590)	$(1,905,614)

(1)	Includes paid in capital and retained earnings less distributions.

See accompanying summary of accounting policies and notes to financial statements.

KMV

Combined Statement of Cash Flows

Year ended December 31,	2000

Cash Flows from Operating Activities

Net income	$636,340

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation and amortization	578,303

Amortization of deferred compensation	2,659,144

Loss on disposal of assets	86,316

Changes in assets and liabilities:

Accounts receivable	(3,536,482)

Prepaid expenses	(275,842)

Deposits	(433,816)

Accounts payable and accrued liabilities	1,034,352

Accrued compensation	2,421,726

Deferred revenue	6,349,692

Net Cash Provided by Operating Activities	9,519,733

Cash Flows from Investing Activities

Purchase of property and equipment	(3,262,285)

Software development costs	(985,783)

Net Cash Used in Investing Activities	(4,248,068)

Cash Flows from Financing Activities

Principal payments on note payable to related party	(238,638)

Contributions to KMV LLC	7,342

Distributions to members and stockholders	(2,173,958)

Net Cash Used in Financing Activities	(2,405,254)

Net Increase in Cash	2,866,411

Effects of Exchange Rate Changes on Cash	(65,590)

Cash, beginning of period	1,696,855

Cash, end of period	$4,497,676

Supplemental Disclosures of Cash Flow Information

Cash paid for interest	$27,057

Cash paid for income taxes	$–

See accompanying summary of accounting policies and notes to financial statements.

KMV

Notes to Financial Statements

Principles of Combination and Basis of Presentation	The combined financial statements include operations of KMV LLC, a Delaware Limited Liability Company, and KMV Corporation, a California S-Corporation. As of December 31, 2000, KMV Corporation owned 62% of the voting interest in KMV LLC. Additionally, the eight stockholders of KMV Corporation collectively owned a 23% voting interest in KMV LLC. KMV Corporation has 10,000,000 shares authorized and 6,199,135 shares of common stock issued and outstanding throughout the year ended December 31, 2000. These shares carry no par value.

KMV LLC also has two wholly owned subsidiaries: KMV Europe Limited, located in London, England, and KMV Asia KK, which is located in Tokyo, Japan.

The above entities on a combined basis are referred to herein as KMV or the Company. All material intercompany accounts and transactions are eliminated.

The financial statements do not reflect assets that the members of KMV LLC or the stockholders of KMV Corporation may have outside of their interest in the entities, nor any personal obligations, including income taxes of the individual members and stockholders of the respective entities.

Nature of Business	KMV is a leading provider of credit risk products for credit risk investors. Headquartered in San Francisco, KMV also has offices in the New York Metropolitan Area, London and Tokyo, serving over 150 clients in 50 countries. KMV’s principal products are:

• Credit Monitor® — A risk measurement product that provides Expected Default Frequency™ or EDF™ credit measures updated monthly for public firms. EDF™ credit measures are the probability that a firm will default within a given time horizon.

• Private Firm Model® — This product provides EDF™ credit measures for private companies.

KMV

Notes to Financial Statements

• CreditEdge™ - This product is a web-based portfolio management tool that provides daily EDF™ credit measures.

• Portfolio Manager™ - This product is a decision-support tool used for managing the risk and return of a debt portfolio.

• Portfolio Pilots – A one-time application of the Portfolio Manager™ software and analysis. It is performed to evaluate the economic benefits of adopting a portfolio management approach to credit and to assess the organizational, management, and infrastructure changes that will need to be made. KMV assists in all phases of a Portfolio Pilot, including data collection, results presentation, and issues evaluation.

Property, Equipment and Depreciation	Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to seven years. Leasehold improvements are amortized over the shorter of the estimated life of the asset or the lease term.

Software Development Costs	Under Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed, certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon the completion of a working model, which is typically demonstrated by an initial beta shipment. The Company has capitalized such costs primarily related to its CreditEdge™ product. These costs are being amortized over a five-year period.

Revenue Recognition	KMV earns revenue primarily from the sale of subscriptions to its credit risk analysis products. KMV’s customers may access the Company’s proprietary risk analysis products through software that is either installed on the users’ system or accessed via the Internet. To allow its customers to properly assess risk, KMV provides them with regular updates of market-based variables used in the risk assessment process throughout the life of the subscription. Accordingly, KMV recognizes the entire subscription price as revenue ratably over the life of the subscription in accordance with the provisions

KMV

Notes to Financial Statements

of the American Institute of Certified Public Accountants Statement of Position No. 97-2, Software Revenue Recognition, that address arrangements that include both software and service elements.

The Company also provides tailored solutions. Revenue from these projects lasting over several months are recognized on the percentage-of-completion method, measured by the percentage of actual costs incurred to date to estimated total costs to be incurred on each contract.

Income Taxes	No provision has been made for income tax expense or benefit arising from KMV LLC operations, as the members report their respective share of income or loss on their federal and state tax returns. Income taxes for KMV Corporation are calculated using the asset and liability method specified by Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes.

Use of Estimates	The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Long-Lived Assets	The Company periodically reviews its long-lived assets for impairment. Whenever events or changes in circumstances indicate that the carrying amount of such an asset may not be recoverable, the Company writes the asset down to its estimated fair value.

KMV

Notes to Financial Statements

1.	Property and Equipment	Property and equipment consists of:

December 31,	2000

Computer equipment and software	$2,449,749

Furniture and equipment	949,616

Leasehold improvements	924,108

4,323,473

Less accumulated depreciation and amortization	(640,981)

$3,682,492

2.	Note Payable to Related Party	The Company has an outstanding note payable to a shareholder of KMV Corporation and a member of KMV LLC totaling $238,638 as of December 31, 2000. The note bears interest at the six month LIBOR rate (6.679% at December 31, 2000) and requires semiannual principal payments of $119,319 plus any accrued interest through November 30, 2001.

3.	Income Taxes	KMV Corporation has elected to be taxed as an “S” corporation and, therefore, its taxable income is reported on the stockholder’s individual tax returns. As a result, no federal income tax is imposed on KMV Corporation. State income taxes are calculated as 1.5% of taxable income. Income taxes for KMV Corporation in 2000 were insignificant.

4.	Ownership Units	Upon the formation of KMV LLC, its founders were granted ownership units referred to as “base units” in exchange for their contribution of assets and other resources.

At the discretion of its Board of Directors, KMV will grant units in KMV LLC to certain employees. These units are referred to as “appreciation units” and provide the holder with a) ownership in KMV LLC and b) the chance to receive a distribution upon the occurrence of a “Capital Event”. A Capital Event, as defined, includes, among other things, the sale of the Company and an initial public offering.

Ownership in KMV LLC provides a holder with voting rights and a proportionate share of net income and distributions in the normal course of business based upon the percentage of units one holds.

KMV

Notes to Financial Statements

Upon the occurrence of a Capital Event, holders of appreciation units are entitled to participate in the resulting gains to the extent that the cash distribution per base unit exceeds the price ascribed to one’s units (referred to as the “strike”)

Appreciation units are generally “restricted” for the first 2 1/2 years. If the employee leaves during the “restriction period”, the Company has the option to buy back the appreciation units at cost. However, if the employee leaves after 2 1/2 years, the Company has the option to buy back the appreciation unit based on the appreciated value of the Company.

The Company records deferred stock compensation expense equal to the excess of the estimated fair value of appreciation units over cost on the date of grant, and amortizes this expense in to income on a pro rata basis over the restriction period, generally 2 1/2 years. For the year ended December 31, 2000, the Company recorded $1,485,734 in deferred stock compensation expense related to new appreciation units granted during the year, and $2,659,144 in compensation expense attributable to outstanding appreciation units. At December 31, 2000, deferred stock compensation was $954,557.

Activity with respect to the units of KMV is summarized below:

Units

Balance, January 1, 2000	8,750,907

Total grants	1,278,302

Total buybacks	(57,047)

Balance, December 31, 2000	9,972,162

KMV

Notes to Financial Statements

Total ownership units as of December 31, 2000 are comprised of the following:

Strike	Base Units	Appreciation Units	Total

$0.00	6,880,288	–	6,880,288

$5.10	–	530,423	530,423

$7.25	–	792,801	792,801

$9.45	–	1,768,650	1,768,650

	6,880,288	3,091,874	9,972,162

5.	Commitments and Contingencies	Operating Leases

The Company leases its corporate offices under noncancelable operating leases expiring at various dates through September 2005. The Company also leases corporate apartments under operating lease agreements, which terminate on various dates through September 2002. Rent expense for the year ended December 31, 2000 was approximately $818,000. At December 31, 2000, future minimum annual payments, under the agreements are as follows:

Year ending December 31,

2001	$1,387,000

2002	1,479,000

2003	1,396,000

2004	1,439,000

2005	1,112,000

Total	$6,813,000

KMV

Notes to Financial Statements

Employee Benefit Plan

The Company sponsors a Simplified Employee Pension – Individual Retirement Accounts Plan in which all qualifying employees are eligible to participate. The Plan allows for discretionary employer contributions up to the statutory limits which were the smaller of 15% of compensation or $25,500. Employee contributions are not allowable under the Plan. Contribution expense under the Plan was approximately $1,082,000 for the year ended December 31, 2000.

Sales and Use Taxes

The Company sells products to financial institutions with operations throughout the United States and the world. In certain instances, the Company has taken the position that it is not required to withhold sales taxes in certain states. Management of the Company believes that any potential adjustment to liability will not have a significant impact to the financial position or operations of the Company.

6.	Subsequent Event	Through June 2001, KMV has distributed approximately $1.45 million to the stockholders of KMV Corporation and members of KMV LLC.

On January 1, 2001, the Company granted to employees approximately 1.5 million appreciation units at a strike price of $12.80.

7.	Revision	The Company revised personnel and related costs in connection with its grants of appreciation units in 1999 and 2000. As a result of revaluation of the fair market value of the grants, the Company recorded additional expense of $2,659,144 in 2000 to reflect amortization of deferred compensation expense, which reduced net income as originally reported by an equal amount. See additional discussion of the appreciation units at Note 4.

Moody’s Corporation
Unaudited Pro Forma Financial Information

On April 12, 2002, Moody’s Corporation (“Moody’s” or the “Company”) acquired KMV, a quantitative credit risk management tools company, in an all cash transaction for $210.0 million. The acquisition will expand the customer base and product offerings of Moody’s credit risk assessment business, which was previously operated by Moody’s Risk Management Services. Moody’s initially funded the transaction with a combination of cash on hand and borrowings of $81 million under its existing bank credit lines. The Company intends to pursue more permanent financing for the acquisition in order to retain open bank credit lines and to use cash flow from operations for share repurchases.

The unaudited pro forma consolidated statements of income of the Company for the three months ended March 31, 2002 and for the year ended December 31, 2001, illustrate the effect of the acquisition of KMV as if it had been consummated on January 1, 2001. The unaudited pro forma consolidated balance sheet of the Company as of March 31, 2002 illustrates the effect of the acquisition of KMV as if it had been consummated on March 31, 2002. All material nonrecurring charges or credits and related tax effects resulting directly from the acquisition have been excluded from the unaudited pro forma financial information. See page 29 for a complete listing of pro forma adjustments and explanations.

The acquisition has been accounted for as a purchase. The purchase price allocation included herein is preliminary, however, management does not believe that the final purchase price allocation will be materially different from the preliminary allocation. No adjustment has been included in the pro forma financial information for any anticipated cost savings or operational synergies.

This unaudited pro forma consolidated financial information should be read in conjunction with: (i) the historical financial statements of KMV (including the notes thereto) contained herein (ii) the historical financial statements of Moody’s contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and (iii) the historical unaudited consolidated financial statements of Moody’s contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

This unaudited pro forma consolidated financial information is presented for comparative purposes only and is not intended to be indicative of the actual consolidated results of operations or consolidated financial position that would have been achieved had the transaction been consummated as of the dates indicated above nor does it purport to indicate results that may be attained in the future.

MOODY’S CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2002
(dollar amounts in millions, except per share amounts)

	Historical
			Pro forma		Pro forma
	Moody's	KMV	Adjustments		Consolidated

Revenue	$231.6	$13.3	$—		$244.9

Expenses

Operating, selling, general and administrative expenses	92.8	14.2	(2.9)	f	104.1

Depreciation and amortization	4.1	0.5	2.1	d	6.7

Total expenses	96.9	14.7	(0.8)		110.8

Operating income	134.7	(1.4)	0.8		134.1

Interest and other non-operating expense, net	(4.6)	—	(1.0)	e	(5.6)

Income (loss) before provision for income taxes	130.1	(1.4)	(0.2)		128.5

Provision for (benefit from ) income taxes	57.5	—	(0.7)	h	56.8

Net income (loss)	$72.6	$(1.4)	$0.5		$71.7

Earnings per share

Basic	$0.47	$—	$—		$0.46

Diluted	$0.46	$—	$—		$0.45

Weighted average shares outstanding

Basic	154.4	—	—		154.4

Diluted	158.1	—	—		158.1

See accompanying notes to pro forma financial information.

MOODY’S CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2001
(dollar amounts in millions, except per share amounts)

	Historical
			Pro forma		Pro forma
	Moody's	KMV	Adjustments		Consolidated

Revenue	$796.7	$44.2	$—		$840.9

Expenses

Operating, selling, general and administrative expenses	381.2	41.7	—		422.9

Depreciation and amortization	17.0	1.7	8.6	d	27.3

Total expenses	398.2	43.4	8.6		450.2

Operating income	398.5	0.8	(8.6)		390.7

Interest and other non-operating (expense) income, net	(16.6)	0.1	(4.2)	e	(20.7)

Income before provision for income taxes	381.9	0.9	(12.8)		370.0

Provision for (benefit from ) income taxes	169.7	—	(5.3)	h	164.4

Net income	$212.2	$0.9	$(7.5)		$205.6

Earnings per share

Basic	$1.35	$—	$—		$1.30

Diluted	$1.32	$—	$—		$1.28

Weighted average shares outstanding

Basic	157.6	—	—		157.6

Diluted	160.2	—	—		160.2

See accompanying notes to pro forma financial information.

MOODY’S CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2002
(dollar amounts in millions)

	Historical
			Pro forma		Pro forma
	Moody's	KMV	Adjustments		Consolidated

Assets

Current assets

Cash and cash equivalents	$177.8	$5.9	$(126.9)	a,f	$56.8

Accounts receivable	158.4	11.8	—		170.2

Other current assets	60.5	1.2	—		61.7

Total current assets	396.7	18.9	(126.9)		288.7

Property and equipment, net	43.0	4.6			47.6

Prepaid pension costs	57.8	—	—		57.8

Intangibles assets, net	6.8	—	82.5	b	89.3

Goodwill, net	7.9	—	117.3	b	125.2

Other assets	17.9	1.2	16.0	b	35.1

Total assets	$530.1	$24.7	$88.9		$643.7

Liabilities and Shareholders’ Equity

Current liabilities

Accounts payable and accrued liabilities	$169.7	$8.8	$2.5	g	$181.0

Deferred revenue	154.9	19.6	—		174.5

Bank loan	—	—	81.0	a	81.0

Total current liabilities	324.6	28.4	83.5		436.5

Notes payable	300.0	—	—		300.0

Other liabilities	135.6	—	—		135.6

Non-current portion of deferred revenue	21.2	—	—		21.2

Total liabilities	781.4	28.4	83.5		893.3

Shareholders’ equity

Preferred stock	—	—	—		—

Series common stock	—	—	—		—

Common stock	1.7	—	—		1.7

Capital surplus	49.4	—	—		49.4

Retained earnings	26.3	(3.5)	5.2	c	28.0

Treasury stock	(325.6)	—	—		(325.6)

Cumulative translation adjustment	(3.1)	(0.2)	0.2	c	(3.1)

Total shareholders’ equity	(251.3)	(3.7)	5.4		(249.6)

Total liabilities and shareholders’ equity	$530.1	$24.7	$88.9		$643.7

See accompanying notes to pro forma financial information.

NOTES TO MOODY’S CORPORATION UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL INFORMATION

a)	To reflect the funding of the KMV acquisition: $127 million was paid using Moody’s cash on hand and $81 million was funded with borrowings under Moody’s existing bank credit lines. The remaining $2 million was withheld subject to the finalization of a closing date working capital adjustment.

b)	To reflect the preliminary allocation of the $210 million purchase price, plus $3.3 million in Moody’s transaction costs (primarily professional fees). The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Preliminary Purchase Price Allocation
At April 12, 2002
($ millions)

Current assets	$21.0

Property and equipment, net	4.6

Intangible assets:

Customer list (12-year life)	50.7

Trade secrets (not subject to amortization)	25.5

Other intangibles (5.2-year weighted average life)	6.3

Total intangible assets	82.5

In-process research and development	1.1

Goodwill	117.3

Other assets	17.1
Liabilities	(30.3)

Net assets acquired	$213.3

In accordance with SFAS No. 142 “Goodwill and Other Intangible Assets”, the $117.3 million of acquired goodwill will not be amortized. Included in other assets is $16 million of acquired software (useful life of 5 years).

c)	To reflect (i) the elimination of KMV’s accumulated deficit balance at April 12, 2002 ($3.6 million); (ii) the elimination of $2.9 million in nonrecurring charges incurred by KMV resulting directly from the transaction, see item “f’ below; and (iii) the write-off of $1.1 million of acquired in-process research and development.

d)	To record amortization expense for the period related to acquired intangible assets and software.

e)	To record financing costs for the transaction for the applicable period, consisting of interest expense that would have been incurred on the $81 million of bank borrowings and interest income that would have been foregone on the balance of the purchase price, using the applicable current rates at April 12, 2002. Had the interest rate used varied by 1/8% the effect on net income for each of the periods presented would have been less than $0.1 million. The Company intends to pursue more permanent financing for the acquisition in order to retain open bank credit lines and to use cash flow from operations for share repurchases, which could result in interest expense in the future that is greater than that reflected in the unaudited pro forma consolidated financial information.

f)	To eliminate $2.9 million of nonrecurring charges incurred by KMV resulting directly from the transaction, $0.3 million of these charges related to consulting and legal expenses and the remainder related to bonuses paid to KMV employees upon closing of the transaction. Of these amounts, $0.1 million had been paid as of March 31, 2002.

g)	To reflect (i) the elimination of the accrual for KMV’s nonrecurring charges resulting directly from the transaction ($2.8 million); (ii) the accrual of Moody’s transaction costs ($3.3 million); and (iii) the accrual of the working capital holdback amount ($2.0 million).

h)	To adjust the income tax provision for the net impact of the pro forma adjustments and consolidation of KMV, using Moody’s effective tax rate for the period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Jeanne M. Dering Jeanne M. Dering Senior Vice President and Chief Financial Officer

Date: June 26, 2002

EXHIBIT INDEX

2.1	Agreement and Plan of Merger and Stock Purchase Agreement, dated as of February 10, 2002, by and among Moody’s Corporation, XYZ Acquisition LLC, KMV LLC, KMV Corporation and the principal members of KMV LLC and the shareholders of KMV Corporation identified therein (incorporated by reference to Exhibit 2.1 to Moody’s Corporation’s Form 8-K filed on February 22, 2002 (No. 1-14037).**

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.*

23.2	Consent of BDO Siedman LLP, independent auditors.*

- - - - - - - - -
*	Filed herewith.

**	Previously filed.